EXHIBIT 16.1


PNCCPAs


                                 October 5, 2007


Securities and Exchange Commission
100 F. Street NE
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Absolute Potential, Inc. included under Item 4.01 of Form 8-K dated October 5, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/  Pender Newkirk & Company LLP
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     Pender Newkirk & Company LLP
     Certified Public Accountants
     Tampa, Florida